PROFIT CORPORATION
APPLICATION BY FOREIGN PROFIT CORPORATION TO FILE AMENDMENT TO
APPLICATION FOR AUTHORIZATION TO TRANSACT BUSINESS IN FLORIDA
(Pursuant to s. 607.1504, F.S)

SECTION 1
(1-3 MUST BE COMPLETED)

1.       I-RealtyAuction.com, Inc.
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 .
Name of corporation as it appears on the records of the Department of State

2.  Delaware                         3.       12/2/1999
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Incorporated under the laws of       Date authorized to do business in Florida

SECTION II

(4-7 COMPLETE ONLY THE APPLICABLE CHANGES)

4. If the amendment changes the name of the corporation, when was the change effected under the law of its jurisdiction of incorporation? 8/16/2001
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5.  Genesis Realty Group Inc.
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Name of the corporation after the amendment, adding a suffix "corporation"
"company" or "Incorporated," or appropriate abbreviation, if not contained in new name of the corporation.

6. If the amendment changes the period of duration, indicate new period of duration.

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New Duration

7. If the amendment changes the jurisdiction of incorporation, indicate new jurisdiction.

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New Jurisdiction

8.  Other provisions.

By: /s/ Jamee Kalimi
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Name:    Jamee Kalimi
Title:   Secretary
Date: 8/16/01

Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0686